SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549



FORM 8-K


CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)
December 31, 1996


ARISTAR, INC.
(Exact name of registrant as specified in its charter)




          DELAWARE              1-3521             95-4128205
(State or other jurisdiction    (Commission File   (I.R.S. Employer
 of incorporation)               Number)            Identification No.)



8900 GRAND OAK CIRCLE, TAMPA, FLORIDA 33637-1050
(Address of principal executive offices)



Registrant's telephone number, including area code -
(813) 632 - 4500


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

Both Aristar, Inc. (the "Company") and Great Western Bank, a Federal Savings Bank ("GWB") are wholly-owned subsidiaries of Great Western Financial Corporation ("Great Western"). As of the close of business on December 31, 1996, GWB paid a dividend to Great Western of all of the outstanding shares of Blazer Financial Corporation ("BFC"), a wholly-owned subsidiary of GWB. BFC is a holding company that owns all of the stock of Great Western Thrift and Loan, a Utah industrial loan corporation, and First Community Industrial Bank, a Colorado industrial bank. At December 31, 1996, BFC's consolidated assets, which are predominantly consumer finance receivables, were approximately $255.8 million. On December 31, 1996, subsequent to its receipt of the dividend, Great Western transferred the shares of BFC to the Company for a purchase price equal to BFC's $34.9 million book value at that time. Immediately prior to the transfer and as a condition thereof, the Company advanced $67.1 million to BFC, which was used by BFC to pay in full loans in a like amount which it owed to GWB. The Company's source of funds for the acquisition and the advance was a portion of the net proceeds available to the Company from the sale on December 6, 1996 of $150,000,000 aggregate principal amount of the Company's 6 1/8% Senior Notes due December 1, 2000.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (a)  Financial Statements of Businesses Acquired

          As permitted by Item 7(a)(4) of Form 8-K, the required financial statements are not included herewith and will be filed under cover of an amendment to this Report on Form 8-K as soon as practicable, but not later than 60 days after this Report on Form 8-K must be filed.

     (b)  Pro Forma Financial Information

          As permitted by Item 7(b)(2) of Form 8-K, the required pro forma financial information is not included herewith. The transaction described above will be accounted for in a manner similar to a pooling of interests. Accordingly, prior period financial statements of the Company will be restated for the acquisition and the Company's consolidated financial statements for the year ended December 31, 1996 will give retroactive effect to such transaction. Thus, the information called for by Item 7(b) of Form 8-K will be contained in such financial information, which will be filed under cover of the Company's Annual Report on Form 10-K for the year ended December 31, 1996 not later than 60 days after this Report on Form 8-K must be filed.

     (c)  Exhibits

          2.1 Stock Purchase Agreement dated as of December 31, 1996 between Aristar, Inc., as Buyer, and Great Western Financial Corporation, as Seller.

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SIGNATURE


          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




ARISTAR, INC.



                              By:  /s/ James A. Bare

                              James A. Bare
                              Executive Vice President and Chief
                              Financial Officer (Chief Accounting Officer)


January 13, 1997

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
EXHIBIT 2.1

=================================================================



                         STOCK PURCHASE AGREEMENT

                        dated as of December 31, 1996


                                  between

                                ARISTAR, INC.


                                 as Buyer

                                    and


                     GREAT WESTERN FINANCIAL CORPORATION

                                 as Seller



=================================================================

    STOCK PURCHASE AGREEMENT, dated as of December 31, 1996, between ARISTAR, INC., a Delaware corporation (the "Buyer"), GREAT WESTERN FINANCIAL CORPORATION, a Delaware corporation (the "Seller").
    The parties hereto agree as follows:

    Section 1. PURCHASE AND SALE OF STOCK. Subject to the terms and conditions of this Agreement, the Buyer agrees to purchase from the Seller, and the Seller agrees to sell to the Buyer, as of the close of business on the date of this Agreement, the outstanding common stock of Blazer Financial Corporation, a Louisiana Corporation ("BFC") (such stock being referred to hereinafter as the "Shares") for an aggregate purchase price (the "Purchase Price") equal to the aggregate book value of the Shares as of the date of this Agreement (the "Purchase Price").

    Section 2. CLOSING. At the closing, the Seller shall deliver to the Buyer certificates representing all of the Shares, duly endorsed in blank for transfer, or with separate stock powers duly endorsed, against delivery by the Buyer to the Seller of the Purchase Price.

    Section 3. REPRESENTATIONS AND WARRANTIES. The Seller represents and warrants as follows:

    a. Organization of Company. BFC is a corporation duly organized and validly existing under the laws of Louisiana.

    b. Subsidiaries. BFC has the following subsidiaries: Great Western Thrift & Loan, a Utah industrial loan corporation and First Community Industrial Bank, a Colorado industrial bank.

    c. Capitalization. The aggregate number of shares which BFC is authorized to issue is 10,000 common shares, of which 1,000 shares are issued and presently outstanding. All such issued shares have been validly issued and are fully paid and nonassessable. BFC has no outstanding subscriptions, contracts, options, warrants, or other obligations to issue, sell, or otherwise dispose of, or to purchase, redeem or otherwise acquire any of its shares.

    d. Share Ownership. Seller represents and warrants that it is the owner, free and clear of any encumbrances, of all outstanding common shares of BFC. Seller has full right and authority to transfer said shares to Buyer, and there are no other shares of the Company owned or claimed by any other person or entity.

    Section 4. CONDITIONS PRECEDENT FOR SELLER. All obligations of the Seller under this agreement are, at its option, subject to the fulfillment, prior to or at the closing, of each of the following conditions:

    a. Payment of Intercompany Loan Prior to Closing. BFC and its subsidiaries shall repay all indebtedness and other obligations outstanding to Great Western Bank, a Federal Savings Bank or any of its subsidiaries (other than to BFC and its subsidiaries) immediately prior to closing with the proceeds of a loan or loans from Buyer.

    b. Termination of Line of Credit. The outstanding line of credit from Great Western Bank, a Federal Savings Bank to BFC shall be terminated immediately prior to closing.

    Section 5. CONDITIONS PRECEDENT FOR BUYER. All obligations of the Buyer under this agreement are, at its option, subject to the fulfillment, prior to or at the closing, of each of the following conditions:

    a. Representations and Warranties True at Closing. The Seller's representations and warranties contained in this agreement shall be true at the time of closing as though such representations and warranties were made at closing.

    b. Performance. The Seller shall have performed and complied with all agreements and conditions required by this agreement to be performed or complied with by it prior to or at the closing.

    Section 6.     ENTIRE AGREEMENT.   This Agreement and other documents
contemplated hereby contain the entire agreement between the parties hereto with respect to the subject matter hereof. All certificates, documents and other instruments to be delivered hereunder are hereby expressly made a part of this Agreement as fully as though set forth herein, and all references to this Agreement herein or in any of such writings shall be deemed to refer to and include all of such writings.

    Section 7. BINDING EFFECT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns; nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto, or their respective successors or permitted assigns, any rights, remedies obligations or liabilities under or by reason of this Agreement.

    Section 8. AMENDMENT OR MODIFICATION. This Agreement may not be amended, modified or supplemented by the parties hereto in any manner, except by an instrument in writing signed on behalf of each of the parties hereto by their duly authorized officers or representatives.

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    Section 9.      WAIVER.  The failure of any party hereto to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part thereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach.

    Section 10. NON-ASSIGNABILITY. This Agreement shall not be assignable by any party hereto without the prior written consent of the other party hereto.

    Section 11. SEVERABILITY. If any provision of this Agreement shall be determined by a court of competent jurisdiction to be invalid or unenforceable, such determination shall not affect the remaining provisions of this Agreement, all of which shall remain in full force and effect.

    Section 12. GOVERNING LAW. This Agreement shall be governed by, and be construed in accordance with, the laws of the State of California.

    Section 13. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Agreement and all of which shall be deemed an original of this Agreement and all of which together shall constitute one and the same instrument.

    Section 14. SECTION AND OTHER HEADINGS. The section and other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

    Section 15. NOTICES. All notices, requests, demands or other communications under or with respect to this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally or sent by certified or registered mail, return receipt requested, postage prepaid, to the parties at the respective addresses set forth below:

         If to the Buyer:

              Aristar, Inc.
              c/o Great Western Consumer Finance Group
              8900 Grand Oak Circle
              Tampa, Florida 33637-1050
              Attention: James R. Garner

         If to Seller:

              Great Western Financial Corporation
              c/o Great Western Financial Corporation
              9200 Oakdale Avenue
              Chatsworth, California 91311
              Attention: Stephen F. Adams

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date and year first above written.

                        ARISTAR, INC.



                        By     /s/ James A. Bare
                            Title: Executive Vice President
                            GREAT WESTERN FINANCIAL CORPORATION




                        By     /s/ Stephen F. Adams
                          Title: First Vice President